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GEORGE T. BROPHY                                                   EXHIBIT 10.26
CHAIRMAN, PRESIDENT & CEO


                              December 3, 1997


Mr. Michael A. Lupo
8348 Twin Lake Drive
Boca Raton,  FL  33496

Dear Mike:

     The following summarizes our discussions:

          . Effective February 1, 1998, your status will change to a "Consultant" for the Company. We envision using you when needed on a mutually agreeable basis. This status will be subject to annual renewal by the Chairman.

          . Annual compensation for your Consultant services will be $50,000 per year payable monthly.

          . Your title will remain "Assistant to the Chairman," an honorary title of ABT Building Products Corporation. This title can be displayed on business cards or correspondence pertaining to work only for ABT.

          . You will be responsible to the Chairman, President & CEO, and required to coordinate your activities with other executives and officers of the Company.

          . The Company will reimburse you for appropriate documented company-related expenses during this consulting period. Reimbursement will require specific detailed receipts attached to "Expense Report Forms" submitted on a timely basis, and subject to approval of the Chairman.
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Mr. Michael A. Lupo
December 3, 1997
Page 2


          . LIFE INSURANCE - The amount of your base group life insurance coverage ($500,000) in effect at the time of change in status will be continued through February 1, 1998. At that time the amount of coverage will be converted to the amount provided all retirees of the Company ($2,500).

          . FINANCIAL - As a participant in the Executive Bonus Plan, "Executive A", you will receive any eligible payment for participation in 1997, to be paid by January 31, 1998. No further eligibility will accrue.

          . QUALIFIED RETIREMENT PLAN - As a vested participant in the ABTco, Inc. Employees Retirement Plan, your deferred vested benefit will be calculated utilizing a January 31, 1998, termination date. Your retirement will be effective February 1, 1998 from this plan.

          . NON-QUALIFIED SERP #2 RETIREMENT PLAN - As a participant in this Plan, your retirement benefit will be calculated utilizing a January 31, 1998, termination date, and will provide you a total of 4.8 years of credited service, and a retirement date of February 1, 1998. No further service will accrue subsequent to the date stated in this section.

          . BUSINESS EQUIPMENT - The various items of business equipment in your possession will be transferred to you effective February 1, 1998. These items are defined as: Two laptop computers (one IBM, one Compaq) complete with docking stations, monitors, keyboards, and modems, etc. Portable cell phone, installed vehicle cell phone, fax machine, will no longer be company paid units and the service providers will be advised to transfer them to your personal address and account. Access to the Company main frame and various networks will cease and all company direct credit cards are to be returned as they will be canceled with implementation of this summary document.

          . STOCK OPTIONS - The following Stock Options to purchase shares of common stock of ABT (the "Options") have been issued to you:
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Mr. Michael A. Lupo
December 3, 1997
Page 3


          75,000 shares @ $15.00(US) per share on June 29, 1993
          25,000 shares @ $27.50(US) per share on February 1, 1994 50,000 shares @ $20,00(US) per share on February 17, 1995

          Our records document that you have exercised and sold 35,000 shares of the $15.00 grant as of November 30, 1997.

          This document amends your Options Agreement set forth above to provide that (i) the Options will continue to vest as provided in Section 2(b) of the Options Agreement notwithstanding termination of your active employment with the Company, and (ii) the Options issued on June 29, 1993, February 1, 1994, and February 17, 1995, will terminate in their entirety on January 1, 2001. All other provisions of the Options Agreement will prevail.

          . LEASED COMPANY VEHICLE - The current vehicle assigned to you, 1996 Buick Park Avenue Ultra Sedan will be transferred from the leasing company to you effective March 1, 1998. The company will pay the remaining balance due at that time including license, title and taxes.

     It is acknowledged that the above sets forth payments to be made and other actions to be taken by the Employer in consideration for the promises made by the employee in the attached Non-Compete Agreement and Release, and that the above is an integral part of that Agreement. The consideration provided in this document replaces any other in effect prior to the effective date of this Agreement. Tom Kelly will provide you with the standard Release and Non-Compete contract to sign.

ABT BUILDING PRODUCTS CORPORATION

______________________                       _________________________
George T. Brophy                             Date
Chairman, President & CEO

______________________                       _________________________
Employee Signature                           Witness


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Date                                         Date